Exhibit 10.6

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated April 20, 2017, is entered into between SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P. (“Creditor”), and SILICON VALLEY BANK (“Bank”). Creditor and Bank are sometimes referred to herein as the “Secured Parties.”

RECITALS

A.        Netlist, Inc., a Delaware corporation (“Borrower”), and Creditor have entered into the Security Agreement, dated as of November 18, 2015, a true copy of which is attached hereto as Exhibit A (as amended from time to time, the “Creditor Security Agreement”).  The Creditor Security Agreement and the documents executed in connection therewith, including without limitation the Purchase Agreement and the Note (each as defined in the Creditor Security Agreement) and the Creditor Control Agreements, each as amended from time to time, are referred to in this Agreement as the “Creditor Loan Documents.” All of Borrower’s present and future indebtedness, liabilities and obligations under or in connection with the Creditor Loan Documents are referred to in this Agreement collectively as the “Creditor Debt.”

B.        Borrower and Bank have entered into a Loan and Security Agreement, dated as of October 31, 2009 (as amended from time to time, the “Bank Loan Agreement”).  The Bank Loan Agreement and the documents executed in connection therewith are referred to in this Agreement as the “Bank Loan Documents.” All of Borrower’s present and future indebtedness, liabilities and obligations under or in connection with the Bank Loan Documents are referred to in this Agreement collectively as the “Bank Debt.”  Creditor Debt and Bank Debt are referred to herein collectively as “Secured Party Debt” and Bank Loan Documents and the Creditor Loan Documents are referred to herein collectively as “Loan Documents.”

C.         The Secured Parties entered into the Intercreditor Agreement, dated as of November 18, 2015, with respect to the Secured Party Debt and the Loan Documents and wish to amend and restate the Intercreditor Agreement.

The parties agree as follows:

1.         Definitions.  As used in this Agreement, the following terms have the following meanings:

(a)        “Accounts Collateral” means Borrower’s present and future “accounts” (as defined in the UCC), including accounts arising from testing and other services performed, or goods created, by Borrower using patents, copyrights or other intellectual property of Borrower, but not including proceeds of any sale of any Creditor Priority Collateral.

(b)        “Bank Priority Collateral” means any and all properties, rights and assets of Borrower described on Exhibit B, but excluding the Creditor Priority Collateral.

(c)        “Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code.  Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

(d)        “Claim” means, (i) in the case of Bank, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Bank now or hereafter arising or existing under or relating to the Bank Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination, and (ii) in the case of Creditor, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Creditor now or hereafter arising or existing under or relating to the Creditor Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination.

(e)        “Collateral” means, collectively, Creditor Priority Collateral and Bank Priority Collateral.

(f)        “Common Collateral” means all Collateral in which both Bank and Creditor have a security interest.

(g)        “Creditor Priority Collateral” means (i) all letters patent of Borrower, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including, without limitation, improvements, divisions, continuations and continuations in part of the same,  (ii) all written or oral agreements granting any right to the Borrower with respect to any invention on which a patent is in existence or a patent application is pending, in which agreement the Borrower now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom, (iii) the proceeds of any sale of the foregoing, but excluding any Accounts Collateral,  (iv) to the extent not included in the preceding clauses, the TRGP Priority Collateral, as defined in the Intercreditor Agreement, dated as of the date hereof, by and between Bank and TRGP Capital Partners, L.P., as in effect on the date hereof.

(h)        “Creditor Control Agreements” means (i) that certain Deposit Account Control Agreement, dated as of November 12, 2015, among Creditor, Borrower and Silicon Valley Bank, as account bank (“Account Bank”) and (ii) that certain Securities Account Control Agreement, dated as of November 12, 2015, among Creditor, Borrower, U.S. Bank, N.A., as securities intermediary, and SVB Asset Management, as investment advisor.

(i)        “Enforcement Action” means, with respect to any Secured Party and with respect to any Claim of such Secured Party or any item of Collateral in which such Secured Party has or claims a security interest, lien, or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral.  The filing by any Secured Party of, or the joining in the filing by any Secured Party of, an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action.

(j)        “Event of Default” means an “Event of Default” under the Bank Loan Documents or the Creditor Loan Documents.

(k)       “Proceeds of Collection” means, collectively, the proceeds of all Collateral, or any part thereof, and the proceeds of any remedy with respect to such Collateral under the Loan Documents after the occurrence and during the continuance of an Event of Default.

(l)        “UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or any other applicable jurisdiction.

2.         Priorities.

(a)        Notwithstanding any contrary priority established by the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or possession or control of any Collateral, or any statutes, rules or law, or court decisions to the contrary, the Secured Parties agree that:

(i)         all security interests now or hereafter acquired by Creditor in the Creditor Priority Collateral shall at all times be prior and superior to all security interests and other interests and claims now held or hereafter acquired by Bank in Creditor Priority Collateral;

(ii)        all security interests now or hereafter acquired by Bank in the Bank Priority Collateral shall at all times be prior and superior to all security interests and other interests or claims now held or hereafter acquired by Creditor in the Bank Priority Collateral; and

(iii)       the proceeds resulting from any sale, transfer or other disposition of the Collateral shall be distributed as provided in Section 5 below.

(b)        Each Secured Party hereby:

(i)         acknowledges and consents to (A) Borrower granting to the other Secured Party a security interest in the Common Collateral of such other Secured Party, (B) the other Secured Party filing any and all financing statements and other documents as deemed necessary by the other Secured Party in order to perfect its security interest in its Common Collateral, and (C) Borrower’s entry into the Loan Documents to which the other Secured Party is a party; and

(ii)        acknowledges and agrees that the other Secured Party’s Claims, the Borrower’s entry into the applicable Loan Documents with the other Secured Party, and the security interests in the Common Collateral granted by Borrower to the other Secured Party shall be permitted under such Secured Party’s Loan Documents, notwithstanding any provision of such Secured Party’s Loan Documents to the contrary.

(c)        If Creditor, for any reason, receives Bank Priority Collateral and receives a written notice from Bank that an Event of Default has occurred under the Bank Loan Documents and a demand for possession of the Bank Priority Collateral, Creditor shall promptly deliver any such Bank Priority Collateral in Creditor’s possession to Bank.  If Bank, for any reason, receives Creditor Priority Collateral and receives a written notice from Creditor that an Event of Default has occurred under the Creditor Loan Documents and a demand for possession of the Creditor Priority Collateral, Bank shall promptly deliver any such Creditor Priority Collateral in Bank’s possession to Creditor.

3.         Permitted Payments of Creditor Debt.

(a)        Except as otherwise provided for in this Agreement, Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) any cash payment of all or any part of the Creditor Debt, by way of payment, prepayment, setoff or otherwise, until such time as (i) the Bank Debt has been fully paid in cash, (ii) Bank has no commitment or obligation to lend any further funds to Borrower under the Bank Loan Documents, and (iii) all of the Bank Loan Documents are terminated (such time, “Bank Payment in Full”).

(b)        Notwithstanding the foregoing prohibition on Creditor receiving (and Borrower paying) any cash payment of any of the Creditor Debt, Creditor shall be entitled to receive the proceeds of any sale of the Collateral as provided herein.   Further, nothing in this Agreement shall prohibit Creditor from converting all or any part of the Creditor Debt into equity securities of Borrower or exercising any warrants issued to Creditor, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to pay any cash dividends or distributions to Creditor, Creditor hereby acknowledges the Bank Loan Agreement evidencing the Bank Debt may prohibit Borrower from paying or making such dividends or distributions to Creditor and, to the extent Creditor has knowledge that Borrower is so prohibited by the Bank Loan Agreement, Creditor will not accept such cash dividends or distribution.

(c)        Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Bank Debt any cash payment, distribution or proceeds received by Creditor with respect to the Creditor Debt other than in accordance with this Agreement.

4.         Secured Parties’ Rights.

(a)        Except as otherwise provided for in this Agreement, Creditor agrees that Bank may at any time, and from time to time, without the consent of Creditor and without notice to Creditor, renew or extend any of the Bank Debt, accept partial payments of the Bank Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Bank Debt, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any Bank Priority Collateral, or change, alter or vary any other terms or provisions of the Bank Debt (other than any increase in the maximum principal amount of the Bank Debt), and take any other action or omit to take any other action with respect to its Bank Debt as it deems necessary or advisable in its sole discretion.  No amendment of the Bank Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner that might terminate or impair the subordination of the security interest or lien that Bank may have in the Creditor Priority Collateral.

(b)        Except as otherwise provided for in this Agreement, Bank agrees that Creditor may at any time, and from time to time, without the consent of Bank and without notice to Bank, renew or extend any of the Creditor Debt, accept partial payments of the Creditor Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Creditor Debt, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any Creditor Priority Collateral, or change, alter or vary any other terms or provisions of the Creditor Debt (other than any increase in the interest rate applicable to, or the maximum principal amount of the Creditor Debt, or any change in the dates on which payments are to be made with respect to the Creditor Debt (other than extensions of time)) and take any other action or omit to take any other action with respect to its Creditor Debt as it deems necessary or advisable in its sole discretion. No amendment of the Creditor Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner that might terminate or impair the subordination of the security interest or lien that Creditor may have in the Bank Priority Collateral.

(c)        Creditor and Bank each waive any right to require the other to marshal any Collateral or other assets in favor of it or against or in payment of any or all of its Secured Party Debt.

(d)        Except as otherwise provided for herein, prior to Bank Payment in Full, Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Bank Priority Collateral of Borrower except in accordance with the terms of the Bank Debt.  Bank agrees to provide Creditor with at least ten (10) days’ prior written notice of any such sale, transfer or disposition of the Bank Priority Collateral approved by Bank.  Upon written notice from Bank to Creditor of Bank’s agreement to release its lien on all or any portion of the Bank Priority Collateral in connection with the sale, transfer or other disposition thereof by Bank (or by Borrower with consent of Bank), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on the Bank Priority Collateral, and Creditor shall upon written request by Bank, promptly take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied as provided in Section 5 below.  If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Bank as attorney in fact for Creditor with full power of substitution to release Creditor’s liens in the Bank Priority Collateral as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

(e)        Except as otherwise provided for herein, until such time as (a) the Creditor Debt has been fully paid, (b) Creditor has no commitment or obligation to lend any further funds to Borrower under the Creditor Loan Documents, and (c) all of the Creditor Loan Documents are terminated (such time, “Creditor Payment in Full”), Creditor shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Creditor Priority Collateral of Borrower except in accordance with the terms of the Creditor Debt.  Creditor agrees to provide Bank with at least ten (10) days’ prior written notice of any such sale, transfer or disposition of the Creditor Priority Collateral approved by Creditor.  Upon written notice from Creditor to Bank of Creditor’s agreement to release its lien on all or any portion of the Creditor Priority Collateral in connection with the sale, transfer or other disposition thereof by Creditor (or by Borrower with consent of Creditor), Bank shall be deemed to have also, automatically and simultaneously, released its lien on the Creditor Priority Collateral, and Bank shall upon written request by Creditor, promptly take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied as provided in Section 5 below.  If Bank fails to release its lien as required hereunder, Bank hereby appoints Creditor as attorney in fact for Bank with full power of substitution to release Bank’s liens in the Creditor Priority Collateral as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

5.         Actions/Remedies.

(a)        Creditor shall be free at all times to exercise or to refrain from exercising any and all rights and remedies it may have with respect to the Creditor Priority Collateral.  In conducting any public or private sale under the UCC of the Creditor Priority Collateral, Creditor shall give Bank such notice of such sale as may be required by the UCC.  Bank shall be free at all times to exercise or to refrain from exercising any and all rights and remedies it may have with respect to the Bank Priority Collateral.  In conducting any public or private sale under the UCC of the Bank Priority Collateral, Bank shall give Creditor such notice of such sale as may be required by the UCC.

(b)        Whether or not an Event of Default has occurred, (i) Creditor shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the Bank Priority Collateral, judicially or nonjudicially (including without limitation the exercise of any remedies with respect to Bank Priority Collateral in any bankruptcy or insolvency proceeding relating to Borrower), without the prior written consent of Bank, until Bank Payment in Full and (ii) Bank shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the Creditor Priority Collateral, judicially or nonjudicially (including without limitation the exercise of any remedies with respect to Creditor Priority Collateral in any bankruptcy or insolvency proceeding relating to Borrower), without the prior written consent of Creditor, until Creditor Payment in Full.

(c)        Notwithstanding anything to the contrary in the Loan Documents, as among the Secured Parties, the Proceeds of Collection of all of the Bank Priority Collateral shall, upon receipt by either Secured Party, be paid to and applied as follows:

(i)         First, to the payment of then outstanding reasonable out-of-pocket costs and expenses of Bank expended to preserve the value of the Bank Priority Collateral, of foreclosure or suit with respect to Bank Priority Collateral, if any, and of such sale with respect to the Bank Priority Collateral;

(ii)        Second, to Bank in an amount up to Bank’s Claims until Bank Payment in Full;

(iii)       Third, to Creditor in an amount up to Creditor’s Claims until Creditor Payment in Full; and

(iv)       Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

(d)        Notwithstanding anything to the contrary in the Loan Documents, as among the Secured Parties, the Proceeds of Collection of all of the Creditor Priority Collateral shall, upon receipt by either Secured Party, be paid to and applied as follows:

(i)         First, to the payment of then outstanding reasonable out-of-pocket costs and expenses of Creditor expended to preserve the value of the Creditor Priority Collateral, of foreclosure or suit with respect to Creditor Priority Collateral, if any, and of such sale with respect to the Creditor Priority Collateral;

(ii)        Second, to Creditor in an amount up to Creditor’s Claims until Creditor Payment in Full;

(iii)       Third, to Bank in an amount up to Bank’s Claims until Bank Payment in Full; and

(iv)       Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

6.         No Commitment by Secured Parties.  This Agreement shall in no way be construed as a commitment or agreement by Creditor or Bank to provide financing to the Borrower or continue financing arrangements with Borrower.  Creditor and Bank may terminate such arrangements at any time, in accordance with their agreements with Borrower.

7.         Option to Purchase.  Bank hereby grants Creditor an option to purchase all Bank Debt and all security and collateral therefor and all guarantees thereof for a purchase price (“Purchase Price”) equal to the total unpaid principal balance of the Bank Debt, plus all accrued and unpaid interest thereon, and all out-of-pocket fees, costs and expenses incurred by Bank in connection therewith.  This option may be exercised by Creditor at any time by giving written notice thereof to Bank.  Within five business days after written notice of the exercise of this option is given, Creditor shall pay Bank the Purchase Price in immediately available funds, and

Bank shall execute assignments of the Bank Debt and all documents and instruments relating thereto, in such form as Creditor shall reasonably request, but without recourse, warranty or representation of any kind on the part of Bank, except a warranty as to (i) the unpaid balance of the Bank Debt, (ii) that Bank has good title to the Bank Debt, free and clear of liens, claims and encumbrances created or authorized by Bank and (iii) that Bank has the right to assign the Bank Debt, and that such assignment is duly authorized.  To the extent any Bank Services (as defined in the Bank Loan Agreement), including, without limitation, letters of credit and cash management services, are not assigned to Creditor, such Bank Services shall be cash collateralized by Borrower in form and substance satisfactory to Bank in its discretion.

8.         Insurance.  Subject to the terms of this Agreement, the Secured Party having a senior security interest or lien in the applicable Collateral shall, subject to such Secured Party’s rights under its agreements with Borrower, have the sole and exclusive right (but not the obligation), as against the other Secured Party, to adjust settlement of any insurance policy in the event of any loss affecting such Collateral.  All proceeds of such policy shall be applied by the Secured Party having the senior security interest as set forth in Section 5 of this Agreement.

9.         Bankruptcy.

(a)        In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) all payments and distributions of any kind or character, whether in cash or property or securities, in respect of the Secured Parties’ Claims shall be distributed pursuant to the provisions of Section 5 hereof.

(b)        Until Bank Payment in Full, Creditor irrevocably appoints Bank as Creditor’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, with prior notice to Creditor, to file the appropriate claim or claims in respect of the Creditor Debt on behalf of Creditor in any Insolvency Proceeding involving Borrower, if Creditor does not do so prior to 20 days before the expiration of the time to file claims in such Insolvency Proceeding and if Bank elects, in its sole discretion, to file such claim or claims.

(c)        In addition to and without limiting the foregoing, if an Insolvency Proceeding occurs:  (i) neither Secured Party shall assert or approve, without the prior written consent of the other Secured Party, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, which is inconsistent with the terms of this Agreement, (ii) Bank may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Creditor as (if applicable) holder of an interest in the Collateral and, if use of cash collateral by Borrower is consented to by Bank, Creditor shall not oppose such use of cash collateral on the basis that Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, so long as (x) Creditor retains a lien on such Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code and (y) Creditor receives a replacement lien on post-petition assets to the same extent granted to Bank, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, (iii) Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Bank Priority Collateral, free and clear of security interests, liens and claims of any party, including Creditor, under Section 363 of the Bankruptcy Code or otherwise, on the basis that the interest of Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, if Bank has consented to, or supports, such sale or disposition of such assets, provided that to the extent the Proceeds of Collection of such Collateral are not applied to reduce the Bank Debt, Creditor shall retain a lien on such Proceeds of Collection in accordance with the terms of this Agreement and (iv) Bank shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Creditor Priority Collateral, free and clear of security interests, liens and claims of any party, including Bank, under Section 363 of the Bankruptcy Code or otherwise, on the basis that the interest of Bank in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, if Creditor has consented to, or supports, such sale or disposition of such assets, provided that to the extent the Proceeds of Collection of such Collateral are not applied to reduce the Creditor Debt, Bank shall retain a lien on such Proceeds of Collection in accordance with the terms of this Agreement.

(d)        Nothing in this Section 9 shall preclude either Secured Party from seeking to be the purchaser, assignee or other transferee of any Collateral in connection with any sale or other disposition of Collateral under the Bankruptcy Code.  Bank agrees that Creditor shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to the Creditor Priority Collateral, and Creditor agrees that Bank shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to the Bank Priority Collateral.

10.       Notice of Events of Default.  Each Secured Party shall give the other Secured Party prompt written notice of the occurrence of an Event of Default under its Loan Documents, and shall, simultaneously with giving any notice of default to Borrower, provide such other Secured Party with a copy of any notice of default given to Borrower.  Neither Secured Party will incur liability for negligently or inadvertently failing to provide such notice to the other Secured Party.  Creditor acknowledges and agrees that any default or event of default under the Creditor Loan Documents shall be deemed to be a default and an event of default under the Bank Loan Documents.

11.       Revivor.  If, after payment of any Bank Debt, Borrower thereafter becomes liable to Bank on account of the Bank Debt, or any payment made on the Bank Debt shall for any reason be required to be returned or refunded by Bank, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Bank Debt, without the necessity of any further act or agreement between Secured Parties.  If, after payment of any

Creditor Debt, Borrower thereafter becomes liable to Creditor on account of the Creditor Debt, or any payment made on the Creditor Debt shall for any reason be required to be returned or refunded by Creditor, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Creditor Debt, without the necessity of any further act or agreement between Secured Parties.

12.       Notices.  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except informal documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by facsimile, or by reputable overnight delivery service, to the Secured Parties, at their respective addresses or fax numbers set forth below:

If to Creditor:	SVIC No. 28 New Technology Business Investment L.L.P.
29F, Samsung Electronics Building
1320-10, Seocho 2-dong, Seocho-gu
Seoul 137-857, Korea
Attention: Dr. Dong-su Kim, Vice President
Email: dongkim@samsung.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US) 2000 University Avenue Palo Alto, California 94303 Attention: Louis Lehot Email: louis.lehot@dlapiper.com

If to Bank:	Silicon Valley Bank
4370 La Jolla Village Drive, Suite 1050
San Diego, California 92122
Attn: Mr. Andrew Skalitzky
Email: askalitzky@svb.com

with a copy (which shall not constitute notice) to:

Levy, Small & Lallas 815 Moraga Drive Los Angeles, California 90049 Attention: Angel F. Castillo Email: acastillo@lsl-la.com

The Secured Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

13.       Relationship Of Parties.  The relationship between the Secured Parties is, and at all times shall remain solely that of lenders.  Secured Parties shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Secured Parties under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another.  Secured Parties do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrower’s property, any Collateral held by any Secured Party or the operations of Borrower.  Each Secured Party shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Secured Party in connection with such matters is solely for the protection of such Secured Party.

14.       Governing Law; Jurisdiction; Jury Trial Waiver.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles.  Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement.  CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

15.       Judicial Reference.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

16.       General.  Each Secured Party shall execute all such documents and instruments and take all such actions as the other shall reasonably request in order to carry out the purposes of this Agreement, including without limitation (if requested by a Secured Party) appropriate amendments to financing statements in favor of the other Secured Party in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments).  Each Secured Party represents and warrants to the other that it has not heretofore transferred or assigned any financing statement naming Borrower as debtor and it as secured party, and that it will not do so without first delivering a copy of this Agreement to the proposed transferee or assignee, and any transfer or assignment shall be subject to all of the terms of this Agreement.  This Agreement is solely for the benefit of Secured Parties and their successors and assigns, and neither the Borrower nor any other person (including any successor-in-interest) shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.  This Agreement sets forth in full the terms of agreement between the Secured Parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the Secured Parties.  In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys’ fees) from the non-prevailing party.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

17.       Limited Agency for Perfection.

(a)        Bank acknowledges that applicable provisions of the UCC may require, in order to properly perfect Creditor’s security interest in the Common Collateral securing the Creditor Claims, that Creditor possess or control certain of such Common Collateral.  In order to help ensure that Creditor’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), Bank agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to Creditor as a result thereof or with respect thereto, for the benefit of Creditor, any such Common Collateral, and agrees that Creditor’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

(b)       Creditor acknowledges that applicable provisions of the UCC may require, in order to properly perfect Bank’s security interest in the Common Collateral securing the Bank Claims, that Bank possess or control certain of such Common Collateral.  In order to help ensure that Bank’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), Creditor agrees to hold both for itself and, solely for the purposes of perfection and without incurring any additional duties or obligations to Bank as a result thereof or with respect thereto, for the benefit of Bank, any such Common Collateral, and agrees that Bank’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

(c)        Neither party shall have, or be deemed to have, by this Agreement or otherwise a fiduciary relationship in respect of the other party.

18.       Other Intercreditor Agreements.    Secured Parties acknowledge that (i) Bank is party to the Intercreditor Agreement, dated as of the date hereof, with TRGP, and (ii) Creditor is party to the Intercreditor Agreement, dated as of the date hereof, with TRGP.

[Signature Page Follows]

SILICON VALLEY BANK	SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By	By
Title	Title

BORROWER’S CONSENT AND AGREEMENT

Borrower consents to the terms of this Amended and Restated Intercreditor Agreement and agrees not to take any actions inconsistent therewith.  Borrower agrees to execute all such documents and instruments and take all such actions as any Secured Party shall reasonably request in order to carry out the purposes of this Agreement. Borrower further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by the Creditor and Bank without notice to or the consent of Borrower.

NETLIST, INC.

By
Title

Exhibit A

Creditor Security Agreement

Exhibit B

Bank Priority Collateral

Bank Priority Collateral consists of all of Borrower’s right, title and interest in and to the following personal property exclusive of Creditor Priority Collateral:

All right, title and interest of Borrower in and to the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds  (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the above, and all Borrower’s books relating to any of the above.

As used above the following terms have the following meanings:

“Accounts” means all present and future “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

“Deposit Accounts” means all present and future “deposit accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“Equipment” means all present and future “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“General Intangibles” means all present and future “general intangibles” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Intellectual Property” means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know‑how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means all present and future “inventory” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Other Property” means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims”, “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.